Exhibit 99.1

Catalyst Biosciences Sells Complement Portfolio for $60 Million

SOUTH SAN FRANCISCO, Calif. – May 23, 2022 – Catalyst Biosciences, Inc. (NASDAQ: CBIO) today announced that it has signed a definitive asset purchase and sale agreement with Vertex Pharmaceuticals Incorporated (NASDAQ: VRTX) under which Vertex has acquired Catalyst’s portfolio of protease medicines that regulate complement, including CB 2782-PEG, for $60 million in cash.

Management Comments

“We have been exploring strategic alternatives to monetize our assets and maximize value for our shareholders. This sale is part of the ongoing strategic process that we announced in February to explore alternatives and create value for shareholders. We have significantly reduced our cash burn and continue to work with our advisors to evaluate additional strategic alternatives for Catalyst” said Nassim Usman, Ph.D., Chief Executive Officer of Catalyst Biosciences.

Advisors

Perella Weinberg Partners acted as financial advisor to Catalyst and Orrick, Herrington & Sutcliffe LLP, and Potter Anderson & Corroon LLP served as legal advisors to the Company.

About Catalyst Biosciences

Catalyst is a biopharmaceutical company focused on protease therapeutics to address unmet medical needs in disorders of the complement and coagulation systems. After the transaction, Catalyst’s product candidates consist of the coagulation related assets marzeptacog alfa (activated) (“MarzAA”), dalcinonacog alfa (“DalcA”), and CB 2679d-GT. MarzAA is a SQ administered next generation engineered coagulation Factor VIIa (“FVIIa”) for the treatment of episodic bleeding and prophylaxis in subjects with rare bleeding disorders. DalcA is a next-generation SQ administered FIX. CB 2679d-GT is an AAV-based gene therapy construct harboring the DalcA sequence. Both MarzAA and DalcA have shown sustained efficacy and safety in mid-stage clinical trials and are available for partnering. CB 2679d-GT has obtained preclinical proof-of-concept and is also available for partnering.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, those regarding potential uses of and markets for MarzAA, DalcAA and CB 2679-GT, and Catalyst’s plans to continue to explore strategic alternatives. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risk that Catalyst will not be able to identify strategic partners interested in MarzAA, DalcAA, CB 2679-GT or any other transaction with the Company, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, and in other filings filed from time to time with the SEC. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:

Trisha Colton

Catalyst Biosciences, Inc.

investors@catbio.com

CATALYST BIOSCIENCES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements of Catalyst Biosciences, Inc. and its subsidiary (the “Company” or “Catalyst”) were derived from the Company’s historical consolidated financial statements. They are presented to give effect to the dispositions of assets related to the Company’s complement development programs. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 is presented as if the disposition had occurred on that date. The statements of operations and comprehensive loss for the three months ended March 31, 2022, and the year ended December 31, 2021 are presented as if the disposition occurred on January 1, 2021, the beginning of the earliest pro forma period presented.

The pro forma information has been prepared for illustrative purposes only and is not intended to represent or be indicative of the consolidated results of operations that actually would have been achieved had the disposition been completed at the beginning of the periods presented. Further, these financial statements are not necessarily indicative of the Company’s future financial position and future results of operations. The pro forma information should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 filed with the SEC on May 9, 2022.

Catalyst Biosciences, Inc.

Pro Forma Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except share and per share amounts)

	On March 31, 2022
	As Reported	Pro Forma Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$34,817	$52,000	(a	)	$86,817
Accounts receivable, net	564	5,000	(a	)	5,564
Prepaid and other current assets	1,322	—			1,322

Total current assets	36,703	57,000			93,703
Other assets, noncurrent	472	—			472
Right-of-use assets	2,242	—			2,242
Property and equipment, net	857	—			857

Total assets	$40,274	$57,000			$97,274

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,706	$—			$4,706
Accrued compensation	2,137	—			2,137
Other accrued liabilities	4,438	—			4,438
Operating lease liability	1,909	—			1,909

Total liabilities	13,190	—			13,190
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 31,477,053 shares issued and outstanding at March 31, 2022	31	—			31
Additional paid-in capital	444,283	—			444,283
Accumulated deficit	(417,230)	57,000	(a	)	(360,230)

Total stockholders’ equity	27,084	57,500			84,084
Total liabilities and stockholders’ equity	$40,274	57,500			$97,274

See notes to unaudited pro forma condensed consolidated financial statements.

Catalyst Biosciences, Inc.

Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In thousands, except share and per share amounts)

	Year Ended December 31, 2021
	As Reported	Pro Forma Adjustments			Pro Forma
Revenue:
License	$—	$—			$—
Collaboration	7,338	(7,338)	(b	)	—

License and collaboration revenue	7,338	(7,338)			—

Operating expenses:
Cost of license	—	—			—
Cost of collaboration	7,380	(7,380)	(b	)	—
Research and development	68,889	(23,967)	(b	)	44,922
General and administrative	18,963	46	(b	)	19,009
Gain on disposal of assets, net	—	(57,000)	(a	)	(57,000)

Total operating expenses	95,232	(88,801)			6,931

Loss from operations	(87,894)	81,463			(6,931)
Interest and other income, net	(39)	—			(39)

Net loss and comprehensive loss	$(87,933)	$81,463			$(6,970)

Net loss per share attributable to common stockholders, basic and diluted	$(2.87)				$(0.23)

Shares used to compute net loss per share attributable to common stockholders, basic and diluted	30,640,977				30,640,977

See notes to unaudited pro forma condensed consolidated financial statements.

Catalyst Biosciences, Inc.

Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31, 2022
	As Reported	Pro Forma Adjustments			Pro Forma
Revenue:
License	$—	$—			$—
Collaboration	794	(794)	(b	)	—

License and collaboration revenue	794	(794)			—

Operating expenses:
Cost of license	—	—			—
Cost of collaboration	798	(798)	(b	)	—
Research and development	9,703	(3,353)	(b	)	6,350
General and administrative	4,994	(259)	(b	)	4,735

Total operating expenses	15,495	(4,410)			11,085

Loss from operations	(14,701)	3,616			(11,085)
Interest and other income, net	165	—			165

Net loss and comprehensive loss	$(14,536)	$3,616			$(10,920)

Net loss per share attributable to common stockholders, basic and diluted	$(0.46)				$(0.35)

Shares used to compute net loss per share attributable to common stockholders, basic and diluted	31,456,090				31,456,090

See notes to unaudited pro forma condensed consolidated financial statements.

Catalyst Biosciences, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 was prepared as if the disposition had occurred on that date. The statements of operations and comprehensive loss for the three months ended March 31, 2022 and the year ended December 31, 2021 are presented as if the disposition occurred on January 1, 2021, the beginning of the earliest pro forma period presented.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the disposition. The pro forma adjustments give effect to events that are (1) directly attributable to the disposition, (2) expected to have a continuing impact on the registrant, and (3) factually supportable, and are based on assumptions that management believes are reasonable given the best information currently available.

Explanations that follow correspond to note references identified in the unaudited pro forma condensed consolidated financial statements provided on pages 3 through 5 of this exhibit:

(a)	To book the proceeds and the related gains from the disposal, net of related transaction expenses.

(b)	To eliminate revenues and operating expenses of the disposed assets.

(c)	To record the tax impact of adjustments (a) and (b) above.